Filed pursuant to Rule 424(b)(3).
                                    Registration Statement File Number 333-69047

Prospectus Supplement No. 1 dated May 6, 1999 to the Prospectus dated April 16, 1999




                                2,660,000 SHARES

                                V-ONE CORPORATION

                                  COMMON STOCK

                                   -----------


         THIS SUPPLEMENT NO. 1 DATED MAY 6, 1999 SUPPLEMENTS THE PROSPECTUS DATED APRIL 16, 1999, ("OFFERING DOCUMENT"), OF V-ONE CORPORATION. THE 2,660,000 SHARES OF COMMON STOCK DESCRIBED IN THE OFFERING DOCUMENT ARE SUBJECT TO AN EFFECTIVE REGISTRATION STATEMENT ON FORM S-3, FILE NO. 333-69047. THE DEFINITIONS IN THE OFFERING DOCUMENT (EXCEPT AS OTHERWISE PROVIDED HEREIN) APPLY THROUGHOUT THIS SUPPLEMENT.

         The securities being offered by certain shareholders of V-ONE pursuant to the registration statement are described in the Offering Document. This supplement revises and expands on certain information contained in the Offering Document. Included in this supplement by reference and forming a part hereof is the full text of the Offering Document.

SELLING SHAREHOLDERS

         The Joseph Lupo Profit Sharing Plan was previously listed in the Offering Document as a selling shareholder offering 400,000 shares of common stock. The Joseph Lupo Profit Sharing Plan has subsequently transferred 100,000 shares of common stock to the Joseph Lupo Conversion Roth IRA. The Offering Document is hereby supplemented to include the Joseph Lupo Conversion Roth IRA as a selling shareholder. The Joseph Lupo Conversion Roth IRA currently beneficially owns 100,000 shares of common stock, is offering 100,000 shares of common stock pursuant to the registration statement and will own no shares of common stock after the offering assuming the sale of all offered shares.

         The Joseph Lupo Profit Sharing Plan will continue to be listed as a selling shareholder in the Offering Document. The Offering Document is hereby supplemented to indicate that the Joseph Lupo Profit Sharing Plan will offer 300,000 shares of common stock pursuant to the registration statement and will beneficially own 95,000 shares of common stock after the offering assuming the sale of all offered shares.


                                   May 6, 1999